SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 of 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 30, 2008

NMS Communications Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State of Incorporation or Organization)

0-23282	04-2814586
(Commission File Number)	(I.R.S. Employer Identification No.)

100 Crossing Boulevard, Framingham, Massachusetts 01702
(Address of Principal Executive Offices) (Zip Code)

(508) 271-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On June 30, 2008, NMS Communications Corporation, a Delaware corporation (“NMS”), together with its wholly-owned subsidiaries NMS Communications International Corporation (“NMS International”), LiveWire Mobile, Inc. (“LiveWire Mobile”) and LiveWire Mobile’s wholly-owned subsidiary Groove Mobile, Inc. (“Groove Mobile,” and together with NMS, NMS International and LiveWire Mobile, the “Borrowers”), entered into an Amended and Restated Loan and Security Agreement (the “Credit Facility”) with Silicon Valley Bank (“SVB”), which permits the Borrowers to borrow up to $5 million in the form of advances based on a portion of eligible accounts receivable.  Principal borrowings under the Credit Facility accrue interest at a floating per annum rate equal to SVB’s prime rate plus one percentage point.  The Credit Facility terminates on June 29, 2009.  The Credit Facility amends and restates in its entirety that certain Loan and Security Agreement dated as of May 6, 2008 between NMS and SVB.

The Credit Facility includes customary lending and reporting covenants including, without limitation, the periodic delivery of financial information to SVB, and the provision of notice to SVB upon the occurrence of specified events including threatened litigation and threats to protected intellectual property. The Credit Facility also includes customary representations and warranties including, without limitation, that the accounts receivable upon which SVB will advance funds remain eligible in accordance with the terms of the Credit Facility, and that payment of the accounts receivable by third-party debtors is not contingent in nature and is based on an actual sale and delivery of goods and services.  The Credit Facility also includes several potential events of default, which upon occurrence could cause interest to be charged at prime plus four percentage points. These events of default include, without limitation, payment defaults, defaults in the performance of affirmative and negative covenants, the inaccuracy of representations or warranties, material adverse change conditions, attachment of assets, insolvency conditions, defaults relating to uninsured judgments or defaults under other agreements, guarantees or indebtedness. Any uncured events of default may result in SVB’s right to declare all outstanding obligations immediately due and payable.

The Credit Facility contains negative covenants applicable to the Borrowers, including, without limitation prohibitions on certain transfers of its business or property, the payment of certain dividends, changes in business, management or business locations, certain mergers or acquisitions, incurrence or assumption of indebtedness, encumbrance of assets, certain distributions or investments, certain transactions with affiliates, improper debt payments and certain actions related to the Investment Company Act of 1940 and ERISA.

Loans under the Credit Facility are secured by a security interest in substantially all assets of the Borrowers (other than certain intellectual property assets).

The Borrowers intend to utilize the Credit Facility as a source of capital for ongoing operations and working capital needs.

The foregoing description of the Credit Facility does not purport to be a complete statement of the parties’ rights under the Credit Facility and is qualified in its entirety by reference to the full text of the Credit Facility, which will be filed as an Exhibit to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 to be filed by NMS with the Securities and Exchange Commission.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth in Item 1.01 above is hereby incorporated by reference in this Item 2.03.

ITEM 3.03 MATERIAL MODIFICATION OF RIGHTS OF SECURITY HOLDERS

The Credit Facility contains certain restrictions related to acquisitions and the payment of dividends. The information set forth in Item 1.01 above is hereby incorporated by reference in this Item 3.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NMS COMMUNICATIONS CORPORATION

July 2, 2008	By:	/s/ Herbert Shumway
		Name:	Herbert Shumway
		Title:	Senior Vice President of Finance and Operations, Chief Financial
Officer and Treasurer